EXHIBIT  4.2



THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND IS BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.

                            8 % CONVERTIBLE DEBENTURE

COMPANY:  World  Golf  League,  Inc.
COMPANY  ADDRESS:  2139  State  Road  434,  Suite  101,  Longwood, Florida 32779
CLOSING  DATE:  OCTOBER  13,  2005
MATURITY  DATE:           ,  200
               ----------       ---
PRINCIPAL  AMOUNT  (MAXIMUM):  $700,000.00
FIRST  PAYMENT  DUE  DATE:         ,  200
                          ---------      ---

     World Golf League, Inc., a Delaware corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the assets or otherwise (the "COMPANY"), for value received, hereby promises to pay to the Holder (as such term is hereinafter defined), or such other Person (as such term is hereinafter defined) upon order of the Holder, on the Maturity Date, the Principal Amount (as such term is hereinafter defined), as such sum may be adjusted pursuant to Article 3, and to pay interest thereon from the Closing Date, monthly in arrears, on the 15th day of each month (each an "INTEREST PAYMENT DUE DATE" and collectively, the "INTEREST PAYMENT DUE DATES"), commencing on the First Payment Due Date, at the rate of eight percent (8%) per annum (the "DEBENTURE INTEREST RATE"), until the Principal Amount of this Debenture has been paid in full. All interest payable on the Principal Amount of this Debenture shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Payment of interest on this Debenture shall be in cash or, at the option of the Holder, in shares of Common Stock of the Company valued at the then applicable Conversion Price (as defined herein). This Debenture may not be prepaid without the written consent of the Holder.

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION  1.1     Definitions.  The  terms  defined in this Article whenever
                      -----------
used  in  this  Debenture  have  the  following  respective  meanings:

     (i) "AFFILIATE" has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

     (ii) "BANKRUPTCY CODE" means the United States Bankruptcy Code of 1986, as amended (11 U.S.C. Sec.Sec. 101 et. seq.).
                                --  ---

     (iii) "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

     (iv) "CAPITAL SHARES" means the Common Stock and any other shares of any other class or series of capital stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets (upon dissolution, liquidation or winding-up) of the Company.

     (v) "COMMON SHARES" or "COMMON STOCK" means shares of the Company's Common Stock.

     (vi) "COMMON STOCK ISSUED AT CONVERSION", when used with reference to the securities deliverable upon conversion of this Debenture, means all Common Shares now or hereafter Outstanding and securities of any other class or series into which this Debenture hereafter shall have been changed or substituted, whether now or hereafter created and however designated.

     (vii) "CONVERSION" or "CONVERSION" means the repayment by the Company of the Principal Amount of this Debenture (and, to the extent the Holder elects as permitted by Section 3.1, accrued and unpaid interest thereon) by the delivery of Common Stock on the terms provided in Section 3.2, and "CONVERT," "CONVERTED," "CONVERTIBLE" and like words shall have a corresponding meaning.

     (viii) "CONVERSION DATE" means any day on which all or any portion of the Principal Amount of this Debenture is converted in accordance with the provisions hereof.

     (ix) "CONVERSION NOTICE" means a written notice of conversion substantially in the form annexed hereto as Exhibit A.
                              ---------

     (x) "CONVERSION PRICE" on any date of determination means the applicable price for the conversion of this Debenture into Common Shares on such day as set forth in Section 3.1(a).

     (xi) "CURRENT MARKET PRICE" on any date of determination means the closing price of a Common Share on such day as reported on the NASDAQ OTCBB Exchange; provided that, if such security is not listed or admitted to trading on the
-------
NASDAQ OTCBB, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be.

     (xii) "DEADLINE" means the date that is the 90th day from the Closing Date, provided, however, the Deadline shall be extended by such time as is necessary for the Company to respond to comments by the SEC, so long as the Company files the appropriate registration statement within 30 days of the Closing Date and thereafter responds to all SEC comments within 10 business days of receipt thereof.

     (xiii) "DEBENTURE" or "DEBENTURES" means this Convertible Debenture of the Company or such other convertible debenture(s) exchanged therefor as provided in
Section 2.1.

     (xiv) "DISCOUNT MULTIPLIER" has the meaning set forth in Section 3.1(a).

     (xv) "EVENT OF DEFAULT" has the meaning set forth in Section 6.1.

     (xvi) "HOLDER" means DLC Capital Group, LLC, a New Jersey limited liability company, any successor thereto, or any Person to whom this Debenture is subsequently transferred in accordance with the provisions hereof.

     (xvii) "INTEREST PAYMENT DUE DATE" has the meaning set forth in the opening paragraph of this Debenture.

     (xviii) "MARKET DISRUPTION EVENT" means any event that results in a material suspension or limitation of trading of the Common Shares.

     (xix) "MARKET PRICE" per Common Share means the lowest price of the Common Shares during any Trading Day as reported on the NASDAQ OTCBB; provided that, if
                                                               --------
such security is not listed or admitted to trading on the NASDAQ OTCBB, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the lowest price of the Common Shares during any Trading Day on the over-the-counter market as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be.

     (xx) "MAXIMUM RATE" has the meaning set forth in Section 6.4.

     (xxi) "OUTSTANDING" when used with reference to Common Shares or Capital Shares (collectively, "SHARES") means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that any such Shares directly or indirectly owned or
         --------  -------
held by or for the account of the Company or any Subsidiary of the Company shall not be deemed "OUTSTANDING" for purposes hereof.

     (xxii) "PERSON" means an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

     (xxiii) "PRINCIPAL AMOUNT" means, for any date of calculation, the principal sum set forth in the first paragraph of this Debenture (but only such principal amount as to which the Holder has (a) actually advanced pursuant to the Securities Purchase Agreement, and (b) not theretofore furnished a Conversion Notice in compliance with Section 3.2).

     (xxiv) "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement of even date herewith by and between the Company and Holder, as the same may be amended from time to time.

     (xxv) "SEC" means the United States Securities and Exchange Commission.

     (xxvi) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect at the time.

     (xxvii) "SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement of even date herewith by and among the Company and Holder, as the same may be amended from time to time.

     (xxviii) "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

     (xxix) "TRADING DAY" means any day on which (i) purchases and sales of securities on the principal national security exchange or quotation system on which the Common Shares are traded are reported thereon, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be, (ii) at least one bid for the trading of Common Shares is reported and (iii) no Market Disruption Event occurs.

     (xxx) "VOLUME WEIGHTED AVERAGE PRICE" per Common Share means the volume weighted average price of the Common Shares during any Trading Day as reported on the NASDAQ OTCBB; provided that, if such security is not listed or admitted
                       --------
to trading on the NASDAQ OTCBB, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the volume weighted average price of the Common Shares during any Trading Day on the over-the-counter market as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be.

     All references to "cash" or "$" herein means currency of the United States of America.

                                    ARTICLE 2
                        EXCHANGES, TRANSFER AND REPAYMENT

     SECTION  2.1  Registration  of Transfer of Debentures. This Debenture, when
                   ---------------------------------------
presented for registration of transfer, shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed, by the Holder duly authorized in writing.

     SECTION 2.2 Loss, Theft, Destruction of Debenture. Upon receipt of evidence
                 -------------------------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Debenture, the Company shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture of like tenor and unpaid Principal Amount dated as of the date hereof (which shall accrue interest from the most recent Interest Payment Due Date on which an interest payment was made in full). This Debenture shall be held and owned upon the express condition that the provisions of this Section 2.2 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Debenture and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

     SECTION  2.3  Who Deemed Absolute Owner. The Company may deem the Person in
                   -------------------------
whose name this Debenture shall be registered upon the registry books of the Company to be, and may treat it as, the absolute owner of this Debenture (whether or not this Debenture shall be overdue) for the purpose of receiving payment of or on account of the Principal Amount of this Debenture, for the conversion of this Debenture and for all other purposes, and the Company shall not be affected by any notice to the contrary. All such payments and such conversions shall be valid and effectual to satisfy and discharge the liability upon this Debenture to the extent of the sum or sums so paid or the conversion or conversions so made.

     SECTION  2.4 Repayment at Maturity. At the Maturity Date, the Company shall
                  ---------------------
repay the outstanding Principal Amount of this Debenture in whole in cash, together with all accrued and unpaid interest thereon, in cash, to the Maturity Date.

                                    ARTICLE 3
                             CONVERSION OF DEBENTURE

     SECTION  3.1  Conversion;  Conversion  Price;  Valuation  Event. (a) At the
                   -------------------------------------------------
option of the Holder, this Debenture may be converted, either in whole or in part, up to the full Principal Amount hereof into Common Shares (calculated as to each such conversion to the nearest 1/100th of a share), at any time and from time to time on any Business Day, subject to compliance with Section 3.2. The number of Common Shares into which this Debenture may be converted is equal to the dollar amount of the Debenture being converted divided by the Conversion Price. In addition, the Company shall pay to the Holder on the Conversion Date, any accrued and unpaid interest on the Debenture being converted not included at the option of the Holder in clause (i) of the immediately preceding sentence.
The holder has the option to collect said interest (a) in cash, or (b) into a number of Common Shares using said interest divided by Conversion Price. The "CONVERSION PRICE" shall be equal to the lesser of (i) $0.25, or (ii) 70% of the average of the 5 lowest Volume Weighted Average Prices during the 20 Trading Days prior to Holder's election to convert, or (iii) 70% of the Volume Weighted Average Price on the Trading Day prior to Holder's election to convert (the percentage figure being a "DISCOUNT MULTIPLIER"); provided, that in the event
                                                     --------
the Registration Statement has not been declared effective by the SEC by the Deadline then the applicable Discount Multiplier shall decrease by three percentage points for each month or partial month occurring after the Deadline that the Registration Statement is not effective or, if the Registration
Statement  has  theretofore  been  declared  effective  but  is  not  thereafter effective, then the applicable Discount Multiplier shall decrease by three percentage points for each week or partial week occurring after the Deadline that the Registration Statement is not effective. In addition, if the Registration Statement has theretofore been declared effective but is not thereafter effective, Holder, at its option, shall be entitled to the Conversion Price on the date that the Registration Statement is no longer effective, for a period beginning on the date that the Registration Statement is declared effective and continuing for the number of days that a Registration Statement was not effective.

Beginning in the first full calendar month after the Registration Statement is declared effective; Holder shall convert at least 5% of the face value of the Debenture per calendar month into Common Shares of the Company, provided that the Common Shares are available, registered and freely tradable. If Holder converts more than 5% of the face value of the Debenture in any calendar month, the excess over 5% shall be credited against the next month's minimum conversion amount. In the event Holder does not convert at least 5% of the Debenture in any particular calendar month, Holder shall not be entitled to collect interest on the Debenture for that month if the Company gives Holder written notice, at least 5 business days prior to the end of the month, of Holder's failure to convert the minimum required amount for that month.

If the Holder elects to convert a portion of the Debenture and, on the day that the election is made, the Volume Weighted Average Price is below $0.001, the Company shall have the right to prepay that portion of the Debenture that Holder elected to convert, plus any accrued and unpaid interest, at 150% of such amount. In the event that the Company elects to prepay that portion of the Debenture, Holder shall have the right to withdraw its Conversion Notice. If, at anytime during the month, the Volume Weighted Average Price is below $0.001, Holder shall not be obligated to convert any portion of the Debenture during that month.

          (b) Notwithstanding the provisions of Section 3.1(a), in the event the Company's Registration Statement has not been declared effective by the Deadline or, if the Registration Statement has theretofore been declared effective but is not thereafter effective, the following will also apply in addition to any damages incurred by the Holder as a result thereof:

               (i) The Holder may demand repayment of one hundred and fifty percent (150%) of the Principal Amount of the Debenture, together with all accrued and unpaid interest thereon, in cash, at any time prior to the Company's Registration Statement being declared effective by the SEC or during the period that the Company's Registration Statement is not effective, such repayment to be made within three (3) business days of such demand. In the event that the Debenture is so accelerated, in addition to the repayment of one hundred and fifty percent (150%) of the Principal Amount together with accrued interest as aforesaid, the Company shall immediately issue and pay, as the case may be, to the Holder 500,000 Shares of Common Stock and $15,000 for each thirty (30) day period, or portion thereof, during which the Principal Amount, including interest thereon, remains unpaid, with the monthly payment amount to increase to $20,000 for each thirty (30) day period, or portion thereof, after the first ninety (90) day period;

               (ii) If the Holder does not elect to accelerate the Debenture, the Company shall immediately issue or pay, as the case may be, to Holder 500,000 Shares of Common Stock and $15,000 for each thirty (30) day period, or portion thereof, that the Registration Statement is not effective, with the monthly payment amount to increase to $20,000 for each thirty (30) day period, or portion thereof, after the first ninety (90) day period.

               (iii) If the SEC indicates that the Company's Registration Statement will be declared effective upon request by the Company, and the Company does not, within 3 business days of the SEC indication, request that the Registration Statement become effective, the amounts set forth in subsections (ii) and (iii) above shall double.

     SECTION  3.2  Exercise  of  Conversion  Privilege.  (a)  Conversion of this
                   -----------------------------------
Debenture may be exercised on any Business Day by the Holder by telecopying an executed and completed Conversion Notice to the Company by delivery to the Transfer Agent. Each date on which a Conversion Notice is telecopied to the Company by delivery to the Transfer Agent in accordance with the provisions of this Section 3.2 shall constitute a Conversion Date. The Company shall convert this Debenture and the Transfer Agent shall issue the Common Stock Issued at Conversion in the manner provided below in this Section 3.2, and all voting and other rights associated with the beneficial ownership of the Common Stock Issued at Conversion shall vest with the Holder, effective as of the Conversion Date at the time specified in the Conversion Notice. The Conversion Notice also shall state the name or names (with addresses) of the persons who are to become the holders of the Common Stock Issued at Conversion in connection with such conversion. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than one (1) Business Day after the Transfer Agent's receipt of such Conversion Notice, the Transfer Agent shall
(i) issue the Common Stock Issued at Conversion in accordance with the provisions of this Article 3 and (ii) cause the DWAC of the number of Common Shares to which the Holder is entitled by virtue of such conversion, (y) cash, as provided in Section 3.3, in respect of any fraction of a Common Share deliverable upon such conversion and (z) cash or shares of Common Stock, as applicable, representing the amount of accrued and unpaid interest on this Debenture as of the Conversion Date. Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates, and at such time the rights of the Holder of this Debenture, as such (except if and to the extent that any Principal Amount thereof remains unconverted), shall cease and the Person and Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby, and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons. The Conversion Notice shall constitute a contract between the Holder and the Company, whereby the Holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 3.4), to surrender this Debenture and to release the Company from all liability thereon (except if and to the extent that any Principal Amount thereof remains unconverted). No cash payment aggregating less than $1.00 shall be required to be given unless specifically requested by the Holder.

          (b) If, at any time after the date of this Debenture, (i) the Company challenges, disputes or denies the right of the Holder hereof to effect the conversion of this Debenture into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Section 3.2 or(ii) any third party who is not and has never been an Affiliate of the Holder commences any lawsuit or legal proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the Holder hereof to effect the conversion of this Debenture into Common Shares, then the Holder shall have the right, but not the obligation, by written notice to the Company, to require the Company to promptly redeem this Debenture for cash at one hundred and fifty(150%) of the Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of redemption. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in defending itself in any such action or pursuing its rights hereunder (in addition to any other rights of the Holder).

          (c) The Holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under the Bankruptcy Code. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Sec. 362 in respect of the Holder's conversion privilege. The Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Sec. 362 in respect of the conversion of this Debenture. The Company agrees, without cost or expense to the Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Sec. 362.

     SECTION  3.3  Fractional  Shares.  No  fractional  Common  Shares  or scrip
                   ------------------
representing fractional Common Shares shall be delivered upon conversion of this Debenture. Instead of any fractional Common Shares which otherwise would be delivered upon conversion of this Debenture, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction multiplied by the Current Market Price on the Conversion Date. No cash payment of less than $1.00 shall be required to be given unless specifically requested by the Holder.

     SECTION  3.4  Adjustments.  The  Conversion  Price and the number of shares
                   -----------
deliverable upon conversion of this Debenture are subject to adjustment from time to time as follows:

          (a)  Reclassification,  Etc.  In case the Company shall reorganize its
               ----------------------
     capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Company is not the survivor or where there is a change in or distribution with respect to the Common Stock of the Company), sell, convey, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person, spin-off or otherwise change the Capital Structure of a subsidiary, or effectuate a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of (each, a "FUNDAMENTAL CORPORATE CHANGE") and, pursuant to the terms of such Fundamental Corporate Change, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("OTHER PROPERTY") are to be received by or distributed to the holders of Common Stock of the Company, then the Holder of this Debenture shall have the right thereafter, at its sole option, to (x) require the Company to prepay this Debenture for cash at one hundred and fifty percent (150%) of the Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of prepayment, (y) receive the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, or of the subsidiary, and Other Property as is receivable upon or as a result of such Fundamental Corporate Change by a holder of the number of shares of Common Stock into which the outstanding portion of this Debenture may be converted at the Conversion Price applicable immediately prior to such Fundamental Corporate Change or (z) require the Company, or such successor, resulting or purchasing corporation, as the case may be, to, without benefit of any additional consideration therefor, execute and deliver to the Holder a debenture with substantial identical rights, privileges, powers, restrictions and other terms as this Debenture in an amount equal to the amount outstanding under this Debenture immediately prior to such Fundamental Corporate Change. For purposes hereof, "COMMON STOCK OF THE SUCCESSOR, SUBSIDIARY OR ACQUIRING CORPORATION" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to prepayment and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions shall similarly apply to successive Fundamental Corporate Changes.

          (b)  Anti-dilution  Adjustment. If and whenever after the date hereof,
               -------------------------
     the Company shall issue or sell any shares of its common stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of issue or sale, then forthwith the Conversion Price shall be reduced to the prices (calculated to the nearest tenth of a cent) determined by dividing (1) an amount equal to the sum of
     (aa) the number of Common Shares outstanding immediately prior to such issue or sale (assuming the conversion of all securities convertible into Common Shares) multiplied by the Conversion Price in effect immediately prior to such issue or sale, and (bb) the consideration, if any, received and deemed received by the Company upon such issue or sale, by (2) the total number of Common Shares outstanding and deemed outstanding immediately after such issue or sale. No adjustment of the Conversion Price, however, shall be made in an amount less that $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

     SECTION  3.5     Certain  Conversion  Limits.
                      ---------------------------

     For a period of one year after the Closing Date, if and to the extent that, on any date, the holding by the Holder of this Debenture would result in the Holder's being deemed the beneficial owner of more than 4.99% of the then Outstanding shares of Common Stock, then the Holder shall not have the right, and the Company shall not have the obligation, to convert any portion of this Debenture as shall cause such Holder to be deemed the beneficial owner of more than 9.99% of the then Outstanding shares of Common Stock. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than 4.99% of the then Outstanding shares of Common Stock, then the Company shall prepay such portion of this Debenture as shall cause such Holder not to be deemed the beneficial owner of more than 4.99% of the then Outstanding shares of Common Stock. Upon such determination by a court of competent jurisdiction, the Holder shall have no interest in or rights under such portion of the Debenture. Any and all interest paid on or prior to the date of such determination shall be deemed interest paid on the remaining portion of this Debenture held by the Holder. Such prepayment shall be for cash at a prepayment price of one hundred and fifty percent (150%) of the Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of prepayment.

     SECTION  3.6     Surrender  of  Debentures.  Upon  any  conversion  of this
                      -------------------------
Debenture  pursuant  to  Sections  3.2, 3.5 or 6.2, or upon maturity pursuant to
Section 2.4, the Holder shall either deliver this Debenture by hand to the Company at its transfer agent's principal executive offices or if surrender for payment and not conversion, to the Company at its principal executive offices or surrender the same to the Company at such address by nationally recognized overnight courier. Payment of the redemption price or the amount due on maturity specified in Section 2.4, shall be made by the Company to the Holder against receipt of this Debenture (as provided in this Section 3.5) by wire transfer of immediately available funds to such account(s) as the Holder shall specify by written notice to the Company. If payment of such redemption price is not made in full by the redemption date, or the amount due on maturity is not paid in full by the Maturity Date, the Holder shall again have the right to convert this Debenture as provided in Article 3 hereof or to declare an Event of Default.

                                    ARTICLE 4
                        STATUS; RESTRICTIONS ON TRANSFER

     SECTION  4.1     Status  of Debenture.  This Debenture constitutes a legal,
                      --------------------
valid and binding obligation of the Company, enforceable in accordance with its terms subject, as to enforceability, to general principles of equity and to principles of bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and remedies generally.

SECTION  4.2     Restrictions on Transfer.  This Debenture and any Common Shares
                 ------------------------
deliverable upon the conversion hereof, have not been registered under the Securities Act. The Holder by accepting this Debenture agrees that this Debenture and the shares of Common Stock to be acquired as interest on and upon conversion of this Debenture may not be assigned or otherwise transferred unless and until (i) the Company has received the opinion of counsel for the Holder that this Debenture or such shares may be sold pursuant to an exemption from registration under the Securities Act or (ii) a registration statement relating to this Debenture or such shares has been filed by the Company and declared effective by the SEC.

     Each certificate for shares of Common Stock deliverable hereunder shall bear a legend as follows unless and until such securities have been sold pursuant to an effective registration statement under the Securities Act:

          "The  securities  represented  by  this   certificate  have  not  been
          registered under the Securities Act of 1933, as amended (the "Securities Act"). The securities may not be offered for sale, sold or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an exemption from registration under the Securities Act in respect of which the issuer of this certificate has received an opinion of counsel satisfactory to the issuer of this certificate to such effect. Copies of the agreement covering both the purchase of the securities and restrictions on their transfer may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the issuer of this certificate at the principal executive offices of the issuer of this certificate."

                                    ARTICLE 5
                                    COVENANTS

     SECTION  5.1  Conversion.  The  Company  shall  cause the transfer agent to
                   ----------
immediately transfer via DWAC electronic transfer shares of Common Stock Issued at Conversion upon receipt of a Conversion Notice. In the event that such DWAC electronic transfer is not reasonably available, than not later than one (1) Business Days after the Company's receipt of a Conversion Notice, to issue and deliver to the Holder the requisite shares of Common Stock Issued at Conversion. Such delivery shall be by electronic transfer if a Registration Statement covering the Common Stock has been declared effective by the SEC or by overnight delivery if such Registration Statement has no been declared effective.

     SECTION  5.2  Notice  of  Default.  If  any  one or more events occur which
                   ------------------
constitute or which, with notice, lapse of time, or both, would constitute an Event of Default, the Company shall forthwith give notice to the Holder, specifying the nature and status of the Event of Default or such other event(s), as the case may be.

     SECTION  5.3  Payment  of  Obligations.  So long as this Debenture shall be
                   ------------------------
outstanding, the Company shall pay, extend, or discharge at or before maturity, all its respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

     SECTION  5.4  Compliance  with  Laws.  So  long  as this Debenture shall be
                   ----------------------
outstanding, the Company shall comply with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities, except for such noncompliance which would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries.

     SECTION  5.5  Inspection  of  Property,  Books and Records. So long as this
                   --------------------------------------------
Debenture shall be outstanding, the Company shall keep proper books of record and account in which full, true and correct entries shall be made of all material dealings and transactions in relation to its business and activities and shall permit representatives of the Holder at the Holder's expense to visit and inspect any of its respective properties, to examine and make abstracts from any of its respective books and records, not reasonably deemed confidential by the Company, and to discuss its respective affairs, finances and accounts with its respective officers and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     SECTION  5.6  Right  of First Refusal on Other Financing. In the event that
                   ------------------------------------------
the Company obtains a commitment for any other financing (either debt, equity, or a combination thereof) which is to close during the term of this Debenture, Holder shall be entitled to a right of first refusal to enable it to, at Holder's option, either: (i) match the terms of the other financing, or (ii) add additional principal to this Debenture, in the amount of such other financing, on the same terms and conditions as this Debenture. The Company shall deliver to Holder, at least 10 days prior to the proposed closing date of such transaction, written notice describing the proposed transaction, including the terms and conditions thereof, and providing Holder an option during the 10 day period following delivery of such notice to either provide the financing being offered in such transaction on the same terms as contemplated by such transaction, or to add additional principal to this Debenture, in the amount of such other financing, on the same terms and conditions as this Debenture. For purposes of this Right of First Refusal, the Company shall be defined to include all subsidiaries in which the Company holds a twenty-five percent (25%) or greater interest, all successors and assigns.

                                    ARTICLE 6
                           EVENTS OF DEFAULT; REMEDIES

     SECTION  6.1  Events  of  Default.  "EVENT OF DEFAULT" wherever used herein
                   ------------------
means any one of the following events:

          (i) the Company shall default in the payment of principal of or interest on this Debenture as and when the same shall be due and payable and, in the case of an interest payment default, such default shall continue for five (5) Business Days after the date such interest payment was due, or the Company shall fail to perform or observe any other covenant, agreement, term, provision, undertaking or commitment under this Debenture, the Warrants (as defined in the Securities Purchase Agreement), the Securities Purchase Agreement or the Registration Rights Agreement and such default shall continue for a period of ten (10) Business Days after the delivery to the Company of written notice that the Company is in default hereunder or thereunder;

          (ii) any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement, the Registration Rights Agreement or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture, the Warrants, the Securities Purchase Agreement or the Registration Rights Agreement shall be false or misleading in a material respect on the Closing Date;

          (iii) under the laws of any jurisdiction not otherwise covered by clauses (iv) and (v) below, the Company or any Subsidiary (A) becomes insolvent or generally not able to pay its debts as they become due, (B) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, (C) institutes or has instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar person for it or for any substantial part of its properties and assets, and in the case of any such official proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of sixty (60) calendar days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs or (D) takes any corporate action to authorize any of the above actions;

          (iv) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and any such decree or order continues and is unstayed and in effect for a period of sixty (60) calendar days;

          (v) the institution by the Company or any Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as and when they become due, or the taking of corporate action by the Company in furtherance of any such action;

          (vi) a final judgment or final judgments for the payment of money shall have been entered by any court or courts of competent jurisdiction against the Company and remains undischarged for a period (during which execution shall be effectively stayed) of thirty (30) days, provided that
                                                                   --------
     the aggregate amount of all such judgments at any time outstanding (to the extent not paid or to be paid, as evidenced by a written communication to that effect from the applicable insurer, by insurance) exceeds One Hundred Thousand Dollars ($100,000);

          (vii) it becomes unlawful for the Company to perform or comply with its obligations under this Debenture, the Conversion Warrant, the Securities Purchase Agreement or the Registration Rights Agreement in any respect;

          (viii) the Common Shares shall be delisted from the NASDAQ OTCBB (the "TRADING MARKET" or, to the extent the Company becomes eligible to list its Common Stock on any other national security exchange or quotation system, upon official notice of listing on any such exchange or system, as the case may be, it shall be the "TRADING MARKET") or suspended from trading on the Trading Market, and shall not be reinstated, relisted or such suspension lifted, as the case may be, within five (5) days or;

          (ix) the Company shall default (giving effect to any applicable grace period) in the payment of principal or interest as and when the same shall become due and payable, under any indebtedness, individually or in the aggregate, of more than One Hundred Thousand Dollars ($100,000);

     SECTION 6.2 Acceleration of Maturity; Rescission and Annulment. If an Event
                 --------------------------------------------------
, by a notice in writing to the Company, rescind any outstanding Conversion Notice and declare that all amounts owing or otherwise outstanding under this Debenture are immediately due and payable and upon any such declaration this Debenture shall become immediately due and payable in cash at a price of one hundred and fifty percent (150%) of the Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of payment; provided,
                                                                       --------
however,  in  the case of any Event of Default described in clauses (iii), (iv),
------
(v) or (vii) of Section 6.1, such amount automatically shall become immediately due and payable without the necessity of any notice or declaration as aforesaid.

     SECTION  6.3  Late  Payment  Penalty. If any portion of the principal of or
                   ----------------------
interest on this Debenture shall not be paid within ten (10) days of when it is due, the Discount Multiplier under this Debenture shall decrease by one percentage point (1%) for all conversions of this Debenture thereafter.

     SECTION  6.4  Maximum Interest Rate. Notwithstanding anything herein to the
                   ---------------------
contrary, if at any time the applicable interest rate as provided for herein shall exceed the maximum lawful rate which may be contracted for, charged, taken or received by the Holder in accordance with any applicable law (the "MAXIMUM RATE"), the rate of interest applicable to this Debenture shall be limited to the Maximum Rate. To the greatest extent permitted under applicable law, the Company hereby waives and agrees not to allege or claim that any provisions of this Note could give rise to or result in any actual or potential violation of any applicable usury laws.

     SECTION  6.5  Remedies Not Waived. No course of dealing between the Company
                   -------------------
and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder.

     SECTION  6.6     Remedies.     The Company acknowledges that a breach by it
                      --------
of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Debenture, that the Holder shall be entitled to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Debenture and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

     SECTION 6.7 Payment of Certain Amounts. Whenever pursuant to this Debenture
                 --------------------------
the Company is required to pay an amount in excess of the Principal Amount plus accrued and unpaid interest, the Company and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Company represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Debenture at a price in excess of that price paid for such shares pursuant to this Debenture. The Company and the Holder hereby agree that such amount of stipulated damages is not disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.

                                    ARTICLE 7
                                  MISCELLANEOUS

     SECTION  7.1 Notice of Certain Events. In the case of the occurrence of any
                  ------------------------
event described in Section 3.4 of this Debenture, the Company shall cause to be mailed to the Holder of this Debenture at its last address as it appears in the Company's security registry, at least twenty (20) days prior to the applicable record, effective or expiration date hereinafter specified (or, if such twenty
(20) days' notice is not possible, at the earliest possible date prior to any such record, effective or expiration date), a notice thereof, including, if applicable, a statement of (y) the date on which a record is to be taken for the purpose of such dividend, distribution, issuance or granting of rights, options or warrants, or if a record is not to be taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, issuance or granting of rights, options or warrants are to be determined or (z) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock will be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up.

     SECTION  7.2  Register.  The  Company  shall keep at its principal office a
                   --------
register in which the Company shall provide for the registration of this Debenture. Upon any transfer of this Debenture in accordance with Articles 2 and 4 hereof, the Company shall register such transfer on the Debenture register.

     SECTION  7.3  Withholding.  To  the  extent required by applicable law, the
                   -----------
Company may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Company from any payments made pursuant to this Debenture.

     SECTION  7.4  Transmittal  of  Notices. Except as may be otherwise provided
                   -----------------------
herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

     (1)     If to the Company, to:

     World  Golf  League,  Inc.
     2139  State  Road  434,  Suite  101,
     Longwood,  Florida  32779
     Telephone:     407-331-6272
     Facsimile:
               -----------------
     ATTN:
          ----------------------

     (2)     If to the Holder, to:

     DLC  Capital  Group,  LLC.
     4400  Route  9,  Suite  1000,
     Freehold,  New  Jersey  07728
     Telephone:
               -------------------
     Facsimile:
               -------------------
     ATTN:  Joseph  Fierro

Each of the Holder or the Company may change the foregoing address by notice given pursuant to this Section 7.4.

     SECTION 7.5 Attorneys' Fees. Should any party hereto employ an attorney for
                 ---------------
the purpose of enforcing or construing this Debenture, or any judgment based on this Debenture, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys' fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding. The "prevailing party" means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

     SECTION  7.6  Governing  Law.  This  Debenture  shall  be  governed by, and
                   --------------
construed in accordance with, the laws of the State of Florida (without giving effect to conflicts of laws principles). With respect to any suit, action or proceedings relating to this Debenture, the Company irrevocably submits to the exclusive jurisdiction of the courts of the State of New York sitting in and  the  United States District Court located in the City of
----------                                                              --------
and hereby waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Subject to applicable law, the Company agrees that final judgment against it in any legal action or proceeding arising out of or relating to this Debenture shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof and the amount of its indebtedness, or by such other means provided by law.

     SECTION  7.7  Waiver of Jury Trial. To the fullest extent permitted by law,
                   -------------------
each of the parties hereto hereby knowingly, voluntarily and intentionally waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Debenture or any other document or any dealings between them relating to the subject matter of this Debenture and other documents. Each party hereto (i) certifies that neither of their respective representatives, agents or attorneys has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Debenture by, among other things, the mutual waivers and certifications herein.

     SECTION  7.8  Headings.  The  headings of the Articles and Sections of this
                   -------
Debenture are inserted for convenience only and do not constitute a part of this Debenture.

     SECTION 7.9 Payment Dates. Whenever any payment hereunder shall be due on a
                 -------------
day other than a Business Day, such payment shall be made on the next succeeding Business Day.

     SECTION 7.10 Binding Effect. Each Holder by accepting this Debenture agrees
                  --------------
to be bound by and comply with the terms and provisions of this Debenture.

     SECTION  7.11  No  Stockholder Rights. Except as otherwise provided herein,
                    ----------------------
this Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

     SECTION  7.12  Facsimile  Execution.  Facsimile  execution  shall be deemed
                    --------------------
originals.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be signed by its duly authorized officer on the date of this Debenture.


                                          World Golf League, Inc
                                          By:  /s/  MICHAEL  PAGNANO
                                               ---------------------

                                               Name:  Michael  Pagnano

                                               Title:  President